                             ARTICLES OF RESTATEMENT

                                       OF

                          THE ARTICLES OF INCORPORATION
                          -----------------------------

                                       OF

                        TEMPLETON GLOBAL INCOME FUND. INC
                        ---------------------------------

                           Under Section 2-608 of the
                       General Corporation Law of Maryland

     THE  UNDERSIGNED,  Daniel  Calabria,  being the Vice President of TEMPLETON
GLOBAL INCOME FUND, INC. (hereinafter, the "Corporation"), hereby certifies:

     FIRST:  That the Articles of  Incorporation  of the Corporation  were filed with the State Department of Assessments and Taxation on January 28, 1988.

     SECOND:   That  this   restatement   of  the   Corporation's   Articles  of
Incorporation has been approved by a majority of the Board of Directors.

     THIRD: That the provisions set forth in the articles of restatement are all the provisions of the charter currently in effect and the charter is not amended by the articles of restatement.

     FOURTH: That the current principal office of the Corporation is 700 Central
Avenue, St. Petersburg, Florida 33733.

     FIFTH: That the current directors of the Corporation are as follows:

                                    John M. Templeton
                                    John M. Templeton, Jr.
                                    Thomas L. Hansberger
                                    John Wm. Galbraith
                                    James I. McCord
                                    F. Bruce Clarke
                                    LeRoy C. Paslay

     The Articles of  Incorporation  of the  Corporation  are hereby restated as follows:

     FIRST:  The undersigned,  KEITH W. VANDIVORT,  whose post office address is
1500 K Street, N.W., Washington,  D.C. 20005, being of full legal age, under and by virtue of the General Laws of the State of Maryland authorizing the formation of corporations,  is acting as sole incorporator with the intention of forming a corporation.

     SECOND: The name of the Corporation is TEMPLETON GLOBAL INCOME FUND, INC.

     THIRD: The purposes for which the Corporation is formed are as follows:

          (1) To  hold,  invest  and  reinvest  its  funds,  and  in  connection therewith  to hold  part or all of its  funds  in  cash,  and to  purchase, subscribe for or otherwise  acquire,  hold for investment or otherwise,  to trade and deal in, write,  sell,  assign,  negotiate,  transfer,  exchange, lend,  pledge or otherwise  dispose of or turn to account or realize  upon, securities  (which  term  "securities"  shall  for the  purposes  of  these
     Articles of Incorporation, without limitation of the generality thereof, be deemed to include any stocks,  shares,  bonds,  debentures,  bills,  notes, mortgages  or other  obligations  or  evidences  of  indebtedness,  and any options,  certificates,  receipts,  warrants,  futures  contracts  or other instruments  representing rights to receive,  purchase or subscribe for the same, or evidencing or representing  any other rights or interests  therein or in  any  property  or  assets;  and  any  negotiable  or  non-negotiable instruments and money market  instruments,  including bank  certificates of deposit,  finance paper,  commercial  paper,  bankers'  acceptances and all kinds of repurchase or reverse  purchase  agreements)  created or issued by any United States or foreign  issuer (which term  "issuer"  shall,  for the
     purposes  of  these  Articles  of   Incorporation,   without  limiting  the
     generality thereof, be deemed to include any persons, firms,  associations,
     partnerships,     corporations,    trusts,    syndicates,     combinations,
     organizations,  governments or subdivisions,  agencies or instrumentalities of any government);  and to exercise, as owner or holder of any securities, all rights, powers and privileges in respect thereof; and to do any and all
     acts  and  things  for  the  preservation,   protection,   improvement  and
     enhancement in value of any and all such securities.

          (2) To acquire all or any part of the goodwill,  rights,  property and business of any person,  firm,  association  or  corporation  heretofore or hereafter  engaged  in any  business  similar  to any  business  which  the
     Corporation has the power to conduct,  and to hold,  utilize,  enjoy and in any manner  dispose of the whole or any part of the  rights,  property  and business so acquired, and to assume in connection therewith any liabilities of any such person, firm, association or corporation.

          (3) To apply for, obtain,  purchase or otherwise acquire, any patents, copyrights,  licenses, trademarks, trade names and the like, which may seem capable of being used for any of the  purposes of the  Corporation;  and to use,  exercise,  develop,  grant licenses in respect of, sell and otherwise turn to account, the same.

          (4) To issue and sell shares of its own capital  stock and  securities convertible  into such capital  stock in such amounts and on such terms and conditions,  for such purposes and for such amount or kind of consideration
     (including,  without  limitation  thereto,  securities)  now  or  hereafter permitted by the laws of the State of Maryland,  by the Investment  Company
     Act of 1940, as amended,  and by these  Articles of  Incorporation,  as its
     Board of Directors may determine.

          (5) To purchase  or  otherwise  acquire,  hold,  dispose  of,  resell, transfer,  reissue  or  cancel  (all  without  the vote or  consent  of the stockholders of the Corporation)  shares of its capital stock in any manner and to the extent now or  hereafter  permitted  by the laws of the State of
     Maryland,  by the  Investment  Company Act of 1940 and by these Articles of
     Incorporation.

          (6) To conduct its business in all its branches at one or more offices in Maryland and elsewhere in any part of the world,  without restriction or limit as to extent.

          (7) To  exercise  and  enjoy,  in  Maryland  and in any other  states, territories,  districts  and  United  States  dependencies  and in  foreign countries,  all of  the  powers,  rights  and  privileges  granted  to,  or conferred  upon,  corporations by the General Laws of the State of Maryland now or hereafter in force,  and the  enumeration  of the  foregoing  powers shall not be deemed to exclude any powers,  rights or privileges so granted or conferred.

          (8) In general to carry on any other  business in  connection  with or incidental to its corporate purposes, to do everything necessary,  suitable or proper for the  accomplishment of such purposes or for the attainment of any object or the furtherance of any power  hereinbefore set forth,  either alone  or in  association  with  others,  to do  every  other  act or thing incidental  or  appurtenant  to or  growing  out of or  connected  with its business or purposes,  objects or powers, and, subject to the foregoing, to have and  exercise all the powers,  rights and  privileges  conferred  upon corporations  by the laws of the State of Maryland as in force from time to time.

     The foregoing  objects and purposes  shall,  except as otherwise  expressly provided, be in no way limited or restricted by reference to, or inference from, the terms or any other clause of this or any other Article of these  Articles of
Incorporation,  and shall each be regarded as  independent  and  construed  as a power as well as an  object  and a  purpose,  and the  enumeration  of  specific purposes,  objects and powers shall not be construed to limit or restrict in any manner the meaning of general terms or the general powers of the Corporation now or  hereafter  conferred  by the laws of the  State of  Maryland,  nor shall the expression  of one  thing be  deemed to  exclude  another,  though it be of like nature, not expressed;  provided,  however,  that the Corporation shall not have power to carry on within  the State of  Maryland  any  business  whatsoever  the carrying on of which  would  preclude  it from being  classified  as an ordinary business  corporation  under the laws of said  State;  nor shall it carry on any business,  or exercise any powers,  in any other state,  territory,  district or country  except  to the  extent  that the same may  lawfully  be  carried  on or exercised under the laws thereof.

     Incident to meeting the purposes  specified  above,  the  Corporation  also shall have the power:

          (1) To acquire (by  purchase,  lease or otherwise)  and to hold,  use, maintain,  develop and dispose (by sale or otherwise) of any property, real or personal, and any interest therein.

          (2) To borrow  money and,  in this  connection,  issue  notes or other evidence of indebtedness.

          (3) Subject to any applicable  provisions of law, to buy, hold,  sell, and otherwise deal in and with foreign exchange.

     FOURTH:  The post office address of the principal office of the Corporation in the State of Maryland is c/o The  Corporation  Trust  Incorporated,  32 South
Street,  Baltimore,  Maryland  21202.  The  name of the  resident  agent  of the
Corporation is The Corporation Trust Incorporated, a corporation of the State of
Maryland,  and the post office address of the resident agent is 32 South Street,
Baltimore, Maryland 21202.

     FIFTH:

          (1) The total  number of shares of stock which the  Corporation  shall have the  authority to issue is TWO HUNDRED  MILLION  (200,000,000)  Common
     Shares of the par value of ONE CENT ($0.01) each and of the  aggregate  par value of TWO MILLION DOLLARS ($2,000,000).

          (2)  At  all  meetings  of  stockholders,   each  stockholder  of  the
     Corporation  shall be entitled to one vote for each share of stock standing in his name on the books of the Corporation on the date fixed in accordance with the Bylaws for determination of stockholders  entitled to vote at such meeting. Any fractional share shall carry proportionately all the rights of a whole  share,  including  the  right  to vote and the  right  to  receive dividends and distributions.

          (3)  Notwithstanding  any  provision of law requiring any action to be taken or authorized by the affirmative vote of the holders of a majority or other  designated  proportion  of the shares,  or to be otherwise  taken or authorized  by a vote of the  stockholders,  such action shall be effective and valid if taken or authorized by the affirmative  vote of the holders of a majority of the total number of shares  outstanding  and entitled to vote thereon pursuant to the provisions of these Articles of Incorporation.

          (4) No holder of stock of the Corporation shall, as such holder,  have any right to purchase or subscribe  for any shares of the capital  stock of the Corporation of any class or any other security of the Corporation which it may issue or sell  (whether  out of the number of shares  authorized  by these Articles of Incorporation,  or out of any shares of the capital stock of the Corporation acquired by it after the issue thereof, or otherwise).

          (5) All  persons  who shall  acquire  stock in the  Corporation  shall
     acquire  the  same  subject  to  the   provisions  of  these   Articles  of
     Incorporation.

     SIXTH:  The number of  Directors of the  Corporation  shall be fixed by the
Bylaws and shall  initially  be seven.  The names of those who shall act as such until the first  annual  meeting or until their  successors  are duly chosen and qualified are as follows:

                                    THOMAS L. HANSBERGER
                                    JOHN M. TEMPLETON
                                    JOHN M. TEMPLETON, JR.
                                    JOHN Wm GALBRAITH
                                    LEROY C. PASLAY
                                    F. BRUCE CLARKE
                                    JAMES I. McCORD

     However, the Bylaws of the Corporation may fix the number of Directors at a number  other  than  that  named  in these  Articles  of  Incorporation  and may authorize the Board of Directors,  by the vote of a majority of the entire Board of  Directors,  to increase or decrease the number of  Directors  fixed by these
Articles of Incorporation  or in the Bylaws,  within the limits specified in the
Bylaws,  provided  that in no case  shall the number of  Directors  be less than three,  and to fill the vacancies  created by any such increase in the number of
Directors.  Unless  otherwise  provided  by the Bylaws of the  Corporation,  the
Directors of the Corporation need not be stockholders therein.

     Beginning  with the first  annual  meeting of  stockholders  held after the initial public  offering of the shares of the  Corporation  (the "initial annual meeting"),  the Board of Directors shall be divided into three classes: class I, class II and class III. The terms of office of the classes of Directors  elected at the initial annual  meeting shall expire at the times of the annual  meetings of the stockholders as  follows--class I in 1989, class II in 1990 and class III in 1991--or thereafter in each case when their respective successors are elected and qualified.  At each  subsequent  annual  election,  the Directors  chosen to succeed those whose terms are expiring  shall be identified as being of the same class as the  Directors  whom  they  succeed,  and shall be  elected  for a term expiring at the time of the third succeeding annual meeting of stockholders,  or thereafter  in each  case when  their  respective  successors  are  elected  and qualified. The number of Directorships shall be apportioned among the classes so as to maintain the classes as nearly equal in number as possible.

     SEVENTH:  The following  provisions  are hereby  adopted for the purpose of defining,  limiting  and  regulating  the  powers  of the  Corporation  and  the
Directors and stockholders.

               (1) The holders of shares of the capital stock of the Corporation shall  have  only such  rights  to  inspect  the  records,  documents, accounts and books of the  Corporation  as are provided by the laws of
          Maryland, subject to reasonable regulations of the Board of Directors, not contrary to the laws of the State of  Maryland,  as to whether and to  what  extent,  and at  what  times  and  places,  and  under  what conditions and regulations, such rights shall be exercised.

               (2) A Director may be removed with or without cause,  but only by action of the stockholders taken by the holders of at least two-thirds of the shares then  entitled to vote in an  election of  Directors.  A meeting for the purpose of considering the removal of a person serving as Director  shall be called by the  Directors if requested in writing to do so by holders of not less than 10% of the outstanding  shares of the Corporation.

               (3) Any officer elected or appointed by the Board of Directors or by any  committee of said Board or by the  stockholders  or otherwise, may be removed  at any time,  with or without  cause,  in such  lawful manner as may be provided in the Bylaws of the Corporation.

               (4) If the Bylaws so provide, both the stockholders and the Board of  Directors  of the  Corporation  shall  have  power  to hold  their meetings,  to have an office or offices and, subject to the provisions of the  laws of the  State  of  Maryland,  to keep  the  books  of the
          Corporation  outside of said State at such  places as may from time to time be designated by them.

               (5) The Board of Directors  shall have power from time to time to authorize payment of compensation to the Directors for services to the
          Corporation,  as provided in the Bylaws, including fees for attendance at meetings of the Board of Directors and of Committees.

               (6) In addition to the powers and  authority  hereinbefore  or by statute  expressly  conferred  upon them,  the Board of Directors  may exercise  all such  powers  and do all such acts and  things as may be exercised or done by the Corporation,  subject,  nevertheless,  to the express  provisions  of the laws of the  State of  Maryland,  of these
          Articles of Incorporation and of the Bylaws of the Corporation.

               (7)  Shares  of  stock in  other  corporations  shall be voted in person  or by  proxy by the  President  or a  Vice-President,  or such officer or officers of the Corporation as the Board of Directors shall designate  for the purpose,  or by a proxy or proxies  thereunto  duly authorized by the Board of Directors,  except as otherwise  ordered by vote of the holders of a majority  of the shares of the capital  stock of the  Corporation  outstanding  and  entitled  to  vote  in  respect thereto.

               (8) Subject to the  provisions of the  Investment  Company Act of
          1940,  any  director,   officer  or  employee  individually,   or  any
          partnership  of which  any  director,  officer  or  employee  may be a member,  or any  corporation  or  association  of which any  director, officer or employee may be an officer, director,  trustee, employee or stockholder,  may be a party to, or may be  pecuniarily  or  otherwise interested in, any contract or transaction of the Corporation,  and in the  absence  of fraud,  no  contract  or other  transaction  shall be thereby affected or invalidated;  provided that in case a director, or a  partnership,  corporation  or  association of which a director is a member,  officer,  director,  trustee,  employee or  stockholder is so interested,  such fact shall be  disclosed or shall have been known to the Board of Directors or a majority thereof;  and any Director of the
          Corporation who is so interested, or who is also a director,  officer,
          trustee,   employee  or  stockholder  of  such  other  corporation  or association  or a member of such  partnership  which is so interested, may be counted in determining the existence of a quorum at any meeting of the Board of Directors of the Corporation which shall authorize any such  contract  or  transaction,  and may  vote  thereat  on any  such contract or transaction,  with like force and effect as if he were not such director, officer, trustee, employee or stockholder of such other corporation  or  association  or not so  interested  or a member  of a partnership so interested.

               (9) The  computation  of the net  asset  value  of each  share of capital stock referred to in these Articles of Incorporation  shall be determined as required by the Investment Company Act of 1940.

               (10) In the event that any  person  advances  the  organizational expenses of the Corporation,  such advances shall become an obligation of the  Corporation,  subject to such terms and  conditions  as may be fixed by, and on a date fixed by, or  determined  in  accordance  with criteria  fixed by the  Board of  Directors,  to be  amortized  over a period or periods to be fixed by the Board.

     EIGHTH: The duration of the Corporation shall be perpetual.

     NINTH:   Notwithstanding   any  other   provisions  of  these  Articles  of
Incorporation,  a favorable vote of the holders of at least 75% of the shares of the  Corporation  then  entitled to be voted on the matter  shall be required to approve, adopt or authorize:

          (i) a merger  or  consolidation  of the  Corporation  with  any  other corporation;

          (ii)  a  sale  of  all or  substantially  all  of  the  assets  of the
     corporation   (other  than  in  the  regular   course  of  its   investment
     activities): or

          (iii) a liquidation  or dissolution  of the  Corporation;  unless such
     action  has  previously  been  approved,   adopted  or  authorized  by  the
     affirmative  vote of two thirds of the total number of  Directors  fixed in accordance with the Bylaws.

     TENTH:  From  time to time,  any of the  provisions  of these  Articles  of
Incorporation may be amended,  altered or repealed, upon the Vote of the holders of a  majority  of the shares of capital  stock of the  Corporation  at the time outstanding and entitled to vote, and other  provisions  which might,  under the laws of the State of Maryland at the time in force,  be  lawfully  contained  in these  Articles of  Incorporation  may be added or inserted upon the vote of the holders of a majority of the shares of capital stock of the  Corporation  at the time outstanding and entitled to vote, and all rights at any time conferred upon the  stockholders  of the  Corporation  by these Articles of  Incorporation  are granted subject to the provisions of this Article TENTH.

     Notwithstanding  any other provisions of these Articles of Incorporation or the  Bylaws  of the  Corporation  (and  notwithstanding  the fact  that a lesser percentage may be specified by law, the Articles of  Incorporation or the Bylaws
of the  Corporation),  the amendment or repeal of ARTICLE SIXTH,  Section (2) of
ARTICLE  SEVENTH,   ARTICLE  NINTH  and  ARTICLE  TENTH  of  these  Articles  of
Incorporation  shall require the affirmative  vote of holders of at least 75% of the shares  then  entitled  to be voted on the  matter,  unless  such action has previously been approved,  adopted or authorized by the affirmative  vote of two thirds of the total number of Directors fixed in accordance with the Bylaws.

     The term "these Articles of Incorporation" as used herein and in the Bylaws of the Corporation  shall be deemed to mean these Articles of  Incorporation  as from time to time amended and restated.

     ELEVENTH:  No Director or officer shall have any personal  liability to the
Corporation or its stockholders for monetary damages except:

          (1) To the extent that it is proved that the person actually  received an  improper  benefit or profit in money,  property  or  services,  for the amount of the benefit or profit in money,  property  or  services  actually received.

          (2) To the extent that a judgment or other final adjudication  adverse to the  person  is  entered  in a  proceeding  based  on a  finding  in the proceeding that the person's  action,  or failure to act, was the result of active and  deliberate  dishonesty  and was material to the cause of action adjudicated in the proceeding.

          Nothing in this Article ELEVENTH shall protect any Director or officer of  the  Corporation  against  any  liability  to  the  Corporation  or its stockholders  to which he would  otherwise  be subject by reason of willful misfeasance,  bad faith,  gross  negligence  or reckless  disregard  of the duties involved in the conduct of his office.

          No amendment,  modification  or repeal of this Article  ELEVENTH shall adversely  affect any right or  protection  of a Director  or officer  that exists at the time of such amendment, modification or repea1.

          IN WITNESS  WHEREOF,  TEMPLETON  GLOBAL  INCOME FUND,  INC. has caused these Articles of Restatement to be signed in its name and on its behalf by its duly  authorized  officers  who  acknowledge  that  these  Articles  of
     Restatement  are the act of the  Corporation,  that  to the  best of  their knowledge,  information and belief,  the matters and facts set forth herein as to authorization and approval are true in all material respects and that this statement is made under the penalty of perjury.

                                        TEMPLETON GLOBAL INCOME FUND, INC
[Corporate Seal]

                                        By: /s/ Daniel Calabria
                                        -------------------------------
                                        Daniel Calabria
                                        Vice President

ATTEST:

/s/ Thomas M. Mistele
---------------------------------
Thomas M. Mistele
Secretary